Exhibit 99.1

DTE Energy reports 2025 accomplishments, earnings and investments

•Invested more than $4.3 billion to improve reliability of electric and gas infrastructure and generate cleaner energy
•Secured landmark agreement to power Oracle’s new data center
•Continued improving electric reliability
•Enhanced safety and affordability for natural gas customers
•Advanced clean energy development
•Invested $2.9 billion in local businesses, including a record $1.1 billion with Detroit suppliers
•Earned honors as a great place to work
•Connected vulnerable customers to $125 million in energy assistance
•DTE Energy Foundation granted $300,000 to feed hungry families

DETROIT, Feb. 17, 2026 — DTE Energy (NYSE: DTE) announced today that it made record capital investments in 2025 of more than $4.3 billion to improve the reliability of its utility infrastructure and generate cleaner energy for its customers. DTE Electric invested over $3.6 billion toward boosting reliability and building cleaner energy generation, while DTE Gas invested $661 million to upgrade its natural gas system. Beyond these investments, DTE secured a landmark agreement to power Oracle’s new data center development, which is expected to produce significant affordability benefits for its electric customers and drive economic progress in Michigan.

The company also reported 2025 earnings of nearly $1.5 billion, or $7.03 per diluted share, compared with $1.4 billion, or $6.77 per diluted share in 2024. Operating earnings for 2025 were $1.5 billion, or $7.36 per diluted share, compared with 2024 operating earnings of $1.4 billion, or $6.83 per diluted share. Operating earnings exclude non-recurring items, certain mark-to-market adjustments and discontinued operations. Reconciliations of reported earnings to operating earnings are included at the end of this news release.
“Our achievements in 2025 are a testament to the hard work and passion of our entire DTE team,” said Joi Harris, DTE president and CEO. “In 2025, we delivered historic gains for our customers and communities - reducing power outages, advancing Michigan’s transition to clean energy and investing with local businesses. Securing an agreement to power Oracle’s new data center will create long-term benefits for all our customers, demonstrating our commitment to affordable, reliable energy and economic growth for Michigan. As we take on new opportunities, we will continue our commitment to deliver innovative solutions and cost savings for our customers.”

Harris noted the following accomplishments:

•Secured landmark agreement to power Oracle’s new data center: DTE negotiated its first hyperscale data center contracts to provide 1.4 gigawatts of load to power Oracle’s new data center in Saline Township, MI, paving the way to deliver significant affordability benefits to its customers. The contracts, approved by the Michigan Public Service Commission, protect DTE customers by ensuring revenues from Oracle cover the costs associated with powering the data center, so DTE’s existing customers will not subsidize data center rates. By bringing a large customer like Oracle onto its electric system, DTE can spread fixed costs more broadly and provide substantial affordability benefits for existing customers. Additionally, the agreement protects customers from any risk of stranded assets. This historic project is the largest economic development initiative in Michigan’s history and will generate thousands of local jobs.

•Continued improving electric reliability: During 2025, DTE Electric made major investments to improve the reliability and resiliency of the grid, installing nearly 700 smart devices, rebuilding key sections of the grid, upgrading poles, cross-arms, and other critical infrastructure, and trimming nearly 6,600 miles of trees. Building on the 70% reduction in outage time from 2023 to 2024, these enhancements, coupled with less extreme weather, contributed to an additional 60% improvement in 2025. DTE also restored power faster than ever during storms through strategic planning and process improvements. DTE’s ongoing investments remain crucial to ensuring its grid is ready for future opportunities like growing electric demand.

•Enhanced safety and affordability for natural gas customers: DTE Gas continued to enhance the safety and reliability of its system while keeping energy affordable for customers. The company upgraded more than 180 miles of gas main with more efficient and durable pipe that ensures the ongoing safe and reliable delivery of natural gas, as well as benefits the environment by preventing leaks. Ongoing revenue growth from DTE’s Home Protection Plus appliance program continues to offset costs for gas utility customers.

•Advanced clean energy development: DTE began construction on the Cold Creek Solar Park in Branch County, a key initiative supporting Ford Motor Company’s transition to 100% carbon-free manufacturing through DTE’s Clean Vision MIGreenPower program. DTE completed construction of the Pine River and Polaris Solar Parks in Gratiot County, which collectively provide clean energy to more than 43,000 homes and are funded by voluntary customer enrollments in MIGreenPower. DTE also partnered with the city of Detroit to build Castle Solar Park and offset electricity use in city buildings. These projects advance DTE Electric’s net zero carbon emissions goal and help Michigan reach its new standard of 60% renewable energy by 2035.

•Invested $2.9 billion in local businesses, including a record $1.1 billion with Detroit suppliers: DTE spent $2.9 billion with local businesses in 2025, creating and sustaining an estimated 13,000 jobs across Michigan. For the first time in its history, the company spent more than $1 billion with Detroit-based businesses. DTE continues to be a leader in partnering with local suppliers, investing more than $24 billion since 2016 and creating or sustaining more than 100,000 Michigan jobs.

•Earned honors as a great place to work: DTE received Gallup’s Exceptional Workplace Award for the 13th consecutive year, placing DTE in the top 3% of companies globally.

•Connected vulnerable customers to $125 million in energy assistance: In 2025, DTE helped vulnerable and income-qualified customers access $125 million in energy assistance through partnerships with nonprofit agencies across Michigan. Additionally, DTE donated $15 million to The Heat and Warmth Fund, The Salvation Army and United Way for Southeastern Michigan to provide critical support to elderly, unemployed, underemployed, disabled and other residents in need across the state.

•DTE Energy Foundation granted $300,000 to feed hungry families: Responding to the disruption in Supplemental Nutrition Assistance Program (SNAP)

benefits and a continued surge in food insecurity statewide, DTE Energy Foundation awarded $300,000 to food programs to help meet the growing demand for meals amid persistent economic challenges. The funds were distributed among organizations serving communities throughout DTE’s service territory, including Food Bank of Eastern Michigan, Food Gatherers, Forgotten Harvest, Gleaners Community Food Bank, United Way and Feeding America West Michigan.

Outlook for 2026

DTE Energy confirms its 2026 operating EPS guidance of $7.59 - $7.73.

“DTE’s strong results in 2025 reflect our disciplined strategy and commitment to delivering value for our customers and shareholders,” said David Ruud, DTE’s vice chairman and CFO. “The investments we made this year not only strengthened our core operations and enhanced reliability for our customers, they also laid a secure foundation for continued growth and success in 2026 and beyond.”
This earnings announcement and presentation slides are available at dteenergy.com/investors.

The company will conduct a conference call to discuss earnings results at 9:00 a.m. ET. Investors, the news media and the public may listen to a live internet broadcast of the call at dteenergy.com/investors. The telephone dial-in number in the U.S. and Canada toll free is: (888) 510-2008. The telephone dial-in USA and international toll is: +1 (646) 960-0306 and the Canada dial-in toll is: (289) 514-5035. The passcode is 4987588. The webcast will be archived on the DTE website at dteenergy.com/investors.

About DTE Energy

DTE Energy (NYSE:DTE) is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include an electric company serving 2.3 million customers in Southeast Michigan and a natural gas company serving 1.4 million customers across Michigan. The DTE portfolio also includes energy businesses focused on custom energy solutions, renewable energy generation, and energy marketing and trading. DTE has continued to accelerate its carbon reduction goals to meet aggressive targets and is committed to serving with its energy through volunteerism, education and employment initiatives, philanthropy, emission reductions and economic progress. Information about DTE is available at dteenergy.com, empoweringmichigan.com, x.com/DTE_Energy and facebook.com/dteenergy.

Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. Operating earnings is a non-GAAP measure and should be viewed as a supplement and not a substitute for reported earnings, which represents the company’s net income and the most comparable GAAP measure. In this release, DTE Energy discusses 2026 operating earnings guidance. It is likely that certain items that impact the company's 2026 reported results will be excluded from operating results. Reconciliations to the comparable 2026 reported earnings guidance are not provided because it is not possible to provide a reliable forecast of specific line items (i.e. future non-recurring items, certain mark-to-market adjustments and discontinued operations). These items may fluctuate significantly from period to period and may have a significant impact on reported earnings. The information contained herein is as of the date of this document. DTE Energy expressly disclaims any current intention to update any information contained in this document as a result of new information or future events or developments. Certain information presented herein includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, and businesses of DTE Energy. Words such as “anticipate,” “believe,” “expect,” “may,” “could,” “projected,” “aspiration,” “plans” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to numerous assumptions, risks and uncertainties that may cause actual future results to be materially different from those contemplated, projected, estimated or budgeted. Many factors may impact forward-looking statements including, but not limited to, the following: the impact of regulation by the EPA, EGLE, the FERC, the MPSC, the NRC, and for DTE Energy, the CFTC and CARB, as well as other applicable governmental proceedings and regulations, including any associated impact on rate structures; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals, or new legislation, including legislative amendments and retail access programs; economic conditions and population changes in DTE Energy’s geographic area resulting in changes in demand, customer conservation, and thefts of electricity and, for DTE Energy, natural gas; the operational failure of electric or gas distribution systems or infrastructure; impact of volatility in prices in international steel markets and in prices of environmental attributes generated from renewable natural gas investments on the operations of DTE Vantage; the risk of a major safety incident; environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements; the cost of protecting assets and customer data against, or damage due to, cyber incidents and terrorism; health, safety, financial, environmental, and regulatory risks associated with ownership and operation of nuclear facilities; volatility in commodity markets, deviations in weather and related risks impacting the results of DTE Energy’s energy trading operations; changes in the cost and availability of coal and other raw materials, purchased power, and natural gas; advances in technology that produce power, store power or reduce or increase power consumption; changes in the financial condition of significant customers and strategic partners; the potential for losses on investments, including nuclear decommissioning trust and benefit plan assets and the related increases in future expense and contributions; access to capital markets and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; impacts of inflation, tariffs, and the timing and extent of changes in interest rates; the level of borrowings; the potential for increased costs or delays in completion of significant capital projects; changes in, and application of, federal, state, and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings, and audits; the effects of weather and other natural phenomena, including climate change, on operations and sales to customers, and purchases from suppliers; unplanned outages at our generation plants; employee relations and the impact of collective bargaining agreements; the availability, cost, coverage, and terms of insurance and stability of insurance providers; cost reduction efforts and the maximization of generation and distribution system performance; the effects of competition; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy, and other business issues; successful execution of new business development and future growth plans; contract disputes, binding arbitration, litigation, and related appeals; the ability of the electric and gas utilities to achieve goals for carbon emission reductions; and the risks discussed in DTE Energy’s public filings with the Securities and Exchange Commission. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

For more information, members of the media may contact:
Dan Miner, DTE Energy: 313.235.5555

For further information, analysts may call:
Matt Krupinski, DTE Energy: 313.235.6649
John Dermody, DTE Energy: 313.235.8750

DTE Energy Company
Segment Net Income (Unaudited)

	Three Months Ended December 31,
	2025					2024
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings
	(In millions)
DTE Electric segment	$211	$—		$—	$211	$186	$12	C	$(3)	$195

DTE Gas segment	121	—		—	121	104	—		—	104

Non-utility operations
DTE Vantage segment	51	—		—	51	61	23	D	(6)	78

Energy Trading segment	39	(8)	A	2	33	43	(7)	A	3	39

Non-utility operations	90	(8)		2	84	104	16		(3)	117

Corporate and Other	(53)	(27)	B	7	(73)	(102)	—		—	(102)

Net Income Attributable to DTE Energy Company	$369	$(35)		$9	$343	$292	$28		$(6)	$314

(1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments.

Adjustments key
A) Certain adjustments resulting from derivatives being marked-to-market without revaluing the underlying non-derivative contracts and assets — recorded in Operating Expenses — Fuel, purchased power, gas, and other — non-utility
B) Gain on sale of equity investment — recorded in Other (Income) and Deductions
C) MPSC disallowance of certain capital project costs previously recorded — recorded in Operating Expenses — Asset (gains) losses and impairments, net
D) Impairment of equity investments for closure of a renewable facility — recorded in Other (Income) and Deductions

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)(2)

	Three Months Ended December 31,
	2025					2024
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings

DTE Electric segment	$1.01	$—		$—	$1.01	$0.90	$0.06	C	$(0.01)	$0.95

DTE Gas segment	0.58	—		—	0.58	0.50	—		—	0.50

Non-utility operations
DTE Vantage segment	0.24	—		—	0.24	0.30	0.10	D	(0.03)	0.37

Energy Trading segment	0.19	(0.04)	A	0.01	0.16	0.21	(0.03)	A	0.01	0.19

Non-utility operations	0.43	(0.04)		0.01	0.40	0.51	0.07		(0.02)	0.56

Corporate and Other	(0.25)	(0.12)	B	0.03	(0.34)	(0.50)	—		—	(0.50)

Net Income Attributable to DTE Energy Company	$1.77	$(0.16)		$0.04	$1.65	$1.41	$0.13		$(0.03)	$1.51

(1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments.

(2) Per share amounts are divided by Weighted Average Common Shares Outstanding — Diluted, as noted on the Consolidated Statements of Operations.

Adjustments key — see previous page

DTE Energy Company
Segment Net Income (Unaudited)

	Twelve Months Ended December 31,
	2025						2024
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)		Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings
	(In millions)
DTE Electric segment	$1,158	$33	A	$(9)		1,217	$1,072	$32	H	$(8)	$1,105
		47	B	(12)				12	I	(3)

DTE Gas segment	295	—		—		295	257	8	H	(2)	263

Non-utility operations
DTE Vantage segment	154	8	C	—		162	135	(25)	G	6	133
								23	J	(6)

Energy Trading segment	123	(12)	D	3		114	125	(34)	D	9	100

Non-utility operations	277	(4)		3		276	260	(36)		9	233

Corporate and Other	(268)			14	E	(258)	(185)	—		—	(185)
				16	F
		(27)	G	7

Net Income Attributable to DTE Energy Company	$1,462	$49		$19		$1,530	$1,404	$16		$(4)	$1,416

(1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments.

Adjustments key
A) MPSC disallowance of power supply costs previously recorded — recorded in Operating Revenues — Utility operations and Other (Income) and Deductions
B) Revision in Asset retirement obligations associated with the License Termination Plan for the final decommissioning of Fermi 1 — records in Operating Expenses — Asset (gains) losses and impairments, net

C) Estimated litigation outcome regarding EES Coke Battery — recorded in Operating Expenses — Operation and maintenance
D) Certain adjustments resulting from derivatives being marked-to-market without revaluing the underlying non-derivative contracts and assets — recorded in Operating Expenses — Fuel, purchased power, gas, and other — non-utility

E) Adjustment to Income Tax Expense due to a tax law change in Illinois
F) Adjustments to Income Tax Expense due to the One Big Beautiful Bill Act and its impact to the charitable contribution valuation allowance
G) Gain on sale of equity investment — recorded in Other (Income) and Deductions
H) One-time costs resulting from the voluntary separation incentive program — recorded in Operating Expenses — Operation and maintenance
I) MPSC disallowance of power supply costs previously recorded — recorded in Operating Expenses — Assets (gains) losses and impairment, net
J) Impairment of equity investment for closure of a renewable facility — recorded in Other (Income) and Deductions

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)(2)

	Twelve Months Ended December 31,
	2025						2024
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)		Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings

DTE Electric segment	$5.57	$0.16	A	$(0.04)		$5.85	$5.18	$0.15	H	$(0.04)	$5.34
		0.22	B	(0.06)				0.06	I	(0.01)

DTE Gas segment	1.42					1.42	1.24	0.04	H	(0.01)	1.27

Non-utility operations
DTE Vantage segment	0.74	0.03	C			0.77	0.65	(0.11)	G	0.03	0.64
								0.10	J	(0.03)

Energy Trading segment	0.59	(0.05)	D	0.01		0.55	0.60	(0.16)	D	0.04	0.48

Non-utility operations	1.33	(0.02)		0.01		1.32	1.25	(0.17)		0.04	1.12

Corporate and Other	(1.29)	—		0.07	E	(1.23)	(0.90)	—		—	(0.90)
				0.08	F
		(0.12)	G	0.03

Net Income Attributable to DTE Energy Company	$7.03	$0.24		$0.09		$7.36	$6.77	$0.08		$(0.02)	$6.83

(1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments.

(2) Per share amounts are divided by Weighted Average Common Shares Outstanding — Diluted, as noted on the Consolidated Statements of Operations.

Adjustments key — see previous page